                                  SCHEDULE 14A
                    Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant[ X ]
Filed by a Party other than the Registrant[   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Addition Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c)
      or Section 240.14a-12


                                   AAON, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
      5) Total fee paid:

         ----------------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
      3) Filing party:

         ----------------------------------------------------------------------
      4) Date Filed:

         ----------------------------------------------------------------------

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107
                            Telephone: (918) 583-2266
                           Telecopier: (918) 583-6094


Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of AAON, Inc. on Tuesday, May 25, 1999, at 10:00 A.M. (Local Time). The meeting will be held at the Company's offices, 2425 South Yukon, Tulsa, Oklahoma 74107. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

                                    IMPORTANT


   As you may be aware, AAON has reported record revenues and earnings for the past year. This excellent performance is the result of your Board of Directors and management working together effectively and harmoniously as a team.

   Despite this achievement, a dissident stockholder, Bay Harbour Management, L.C. ("Bay Harbour"), is attempting to elect one nominee to your Company's Board and replace one of AAON's long-standing directors. BAY HARBOUR HAS INDICATED THAT IT MAY SEEK TO NOMINATE ADDITIONAL DIRECTORS NEXT YEAR, WHICH COULD ENABLE IT TO GAIN CONTROL OF YOUR BOARD AND YOUR COMPANY. Bay Harbour is also attempting to pass certain proposals at the Annual Meeting which we believe are designed to make it easier for Bay Harbour to gain control of your Board.


                           HELP US PROTECT THE FUTURE
                               OF YOUR INVESTMENT

   We urge you to reject Bay Harbour's efforts and to support your current Board's nominees by signing and returning your Board's WHITE proxy card. DO NOT RETURN ANY PROXY CARD SENT TO YOU BY BAY HARBOUR. Since only your latest dated proxy counts, please make certain that the latest dated card you send in is the Board's WHITE proxy card.


   We believe that AAON has really begun to reap the harvest of the seeds planted over the past few years. Our performance and long-term potential are now beginning to be reflected in our stock price as well. IN 1998, AAON'S STOCK PRICE INCREASED 23.14% (FROM $7 9/16 TO $9 5/16) WHILE THE RUSSELL 2000 INDEX, WHICH IS A BROAD INDEX THAT INCLUDES MANY SMALLER CAPITALIZATION STOCKS, DECREASED BY 3.45%. IN THE FIRST QUARTER OF 1999, AAON STOCK INCREASED BY 18.12% (FROM $9 5/16 TO $11) WHILE THE RUSSELL 2000 INDEX DECREASED BY 5.77%.


   FURTHERMORE, BETWEEN JANUARY 1, 1998 AND MARCH 31, 1999, AAON STOCK HAS OUTPERFORMED THE S&P 500 INDEX, WHICH CONSISTS OF LARGE CAPITALIZATION STOCKS. WE CONSIDER THIS A SIGNIFICANT ACHIEVEMENT AT A TIME WHEN MOST SMALL CAP STOCKS ARE OUT OF FAVOR IN THE MARKETPLACE.






   Your Board and management are bullish on the future of AAON. As we continue to implement the steps necessary to maintain both sales and earnings growth, we look forward to attracting increased favorable attention from the investment community, particularly from those who share our view of the long-term potential of AAON stock.


   Your Board of Directors is willing to consider the views of all stockholders. We do not believe, however, that Bay Harbour's nominee - who has not indicated any experience in AAON's line of business - will add anything positive to your Company's Board. In fact, in light of their threat to gain control of your Board next year, we believe that his presence on the Board of Directors would be extremely disruptive and would hurt, not help, your Company's efforts to enhance shareholder value.

   We believe it is in your best interests to elect your Board's two nominees by signing and returning the enclosed WHITE proxy card. On behalf of the Board of Directors, thank you for your continued support.

                                             Sincerely,

                                             /s/ Norman H. Asbjornson


April 22, 1999                               Norman H. Asbjornson

                                             President

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107
                            Telephone: (918) 583-2266
                           Telecopier: (918) 583-6094

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999

         Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc. (the "Company"), will be held at the Company's offices, 2425 South Yukon, Tulsa, Oklahoma 74107, on Tuesday, May 25, 1999, at 10:00 A.M. (Local
Time), for the following purposes:

         1.       To elect two Class II Directors for terms ending in 2002;

         2. To act upon a proposal to amend the Company's Stock Option Plan (a) to increase the number of shares covered by the Plan from 1,000,000 to 1,300,000, (b) to authorize consultants, as well as employees and directors, to receive options under the Plan and (c) to extend the term of the Plan with regard to non-qualified options granted thereunder to March 11, 2012;

         3. To act upon a proposal to amend the Company's Articles of Incorporation to limit the personal liability of directors to the Company and its stockholders in accordance with the Nevada General Corporation Law; and

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only holders of the Company's common stock, par value $.004 per share (the "Common Stock"), of record on March 29, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof. At the record date for determination of stockholders entitled to vote at the meeting or any adjournment(s) or postponement(s) thereof, 6,225,449 shares of Common Stock were issued and outstanding.


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE. POSTAGE IS PRE-PAID IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.


                                   By Order of the Board of Directors

                                   /s/ John B. Johnson, Jr.

                                   John B. Johnson, Jr.

April 22, 1999                     Secretary

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107
                            Telephone: (918) 583-2266
                           Telecopier: (918) 583-6094


                                 PROXY STATEMENT

         This Proxy Statement is furnished to holders of common stock, par value $.004 per share (the "Common Stock"), of AAON, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 25, 1999 (the "Annual Meeting"), at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.


         This Proxy Statement, the Notice of Annual Meeting and accompanying white proxy card, as well as the Company's 1998 Annual Report (which includes the Company's Annual Report on Form 10-K for the year ended December 31, 1998), are first being mailed to stockholders approximately April 22, 1999.


         THE BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE WHITE PROXY CARD ENCLOSED IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES TO 2425 SOUTH YUKON, TULSA, OKLAHOMA 74107, ATTENTION:
CORPORATE SECRETARY.

         IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY THEY CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE.

         If you have any questions or need further assistance in voting your shares, please call:

                           BEACON HILL PARTNERS, INC.
                                 90 Broad Street
                            New York, New York 10004
                       Toll Free Telephone: (800) 755-5001

                                 VOTING MATTERS

         Only holders of record of Common Stock (the "Stockholders") at the close of business on March 29, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 6,225,449 shares of Common Stock. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the Stockholders at the Annual Meeting.

         Shares of Common Stock represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but, if not otherwise specified, will be voted for the election of the two nominees for Director, for the approval of the amendments to the Stock Option Plan and for the amendment of the Company's Articles of Incorporation, all as recommended by the Board of Directors.


         On March 12, 1999, the Company received written notice that Bay Harbour Management, L.C. ("Bay Harbour") intends to nominate two persons for election to the Company's Board of Directors and to propose certain amendments to the Bylaws of the Company. See "Stockholder Notice of Intent to Present Proposals" below. Bay Harbour has filed revised proxy materials with the Securities and Exchange

Commission indicating that it will solicit votes for the election of one instead of two of its nominees to the Board of Directors, for the various Bylaw amendments, and against the Company's proposal to amend the Company's Articles of Incorporation. The persons named in the enclosed white proxy will use their discretionary authority to vote against any proposals properly brought by Bay Harbour or its affiliates or associates before the Annual Meeting. The Board of Directors knows of no other business to be presented at the Annual Meeting other than as described herein. If any other business is properly presented, the persons named in the enclosed white proxy have authority to vote on such matters in accordance with such persons' discretion.


         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Company (at the address indicated above) at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy bearing a later date than the proxy relating to the same shares of Common Stock or (iii) by attending the Annual Meeting and voting in person (although attendance at the meeting will not in itself constitute such revocation).

         If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies which have theretofore effectively been revoked or withdrawn).

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.

         The presence at the Annual Meeting, whether in person or by proxy, of the holders of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares of Common Stock entitled to vote thereat constitutes a quorum for the transaction of business. For purposes of the quorum, in accordance with Nevada law, Stockholders of record who are present at the meeting in person or by proxy and who abstain, including broker non-votes, are considered Stockholders who are present and entitled to vote and they count toward the quorum. Directors are elected by a plurality vote and the two nominees who receive the most votes will be elected. Therefore, in the election of Directors, abstentions and broker non-votes will not affect the outcome of the election. Approval of the amendments to the Stock Option Plan and approval of the amendment to the Articles of Incorporation must receive the affirmative vote of the majority of the shares entitled to vote. In accordance with Nevada law, uninstructed shares are not entitled to vote on these matters, and therefore abstentions and broker non-votes have the effect of a negative vote.


         The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The Company will bear all costs of this proxy solicitation. While no precise estimate of the cost can be made at the present time, the Company currently estimates that it will spend less than $125,000, of which it is estimated that less than $75,000 has been incurred to date, for its solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. In addition to soliciting proxies by mail, directors of the Company, without receiving additional compensation, may solicit proxies by telephone, by other available media or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained the services of Beacon Hill Partners, Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting and other advisory services at an estimated cost of approximately $32,500 plus reimbursement of reasonable out-of-pocket expenses. The Company also has agreed to indemnify Beacon Hill Partners, Inc. against certain liabilities and expenses. The Company estimates that approximately 20 employees of Beacon Hill Partners, Inc. will be involved in the solicitation of proxies on behalf of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth as of March 29, 1999, the aggregate number of shares of Common Stock of the Company owned by each person or group known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                     Percent
               Name and Address            Number of Shares            of
              of Beneficial Owner               Owned                 Class
     ------------------------------------  ----------------         ----------

     Norman H. Asbjornson                       1,125,226(1)           17.9
     2425 South Yukon
     Tulsa, Oklahoma 74107

     Bay Harbour Management, L.C.                 907,390(2)           14.6
     Tower Investment Group, Inc.
     Steven A. Van Dyke
     777 South Harbour Island Blvd.
     Suite 270
     Tampa, Florida 33602
     and
     Douglas P. Teitelbaum
     885 Third Avenue
     34th Floor
     New York, New York 10022

-----------------------
(1) Includes 71,000 shares issuable upon the exercise of stock options that are exercisable within 60 days. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him, except for 4,917 shares held by his IRA account and 1,772 shares under the Company's 401(k) plan.

(2)      The number of shares owned by this "group" [as that term is used in
         Section 13(d)(3) of the Securities Exchange Act of 1934, as amended] is based on disclosure in their Form 4 filed with the Securities and Exchange Commission on April 8, 1999. Based on the Schedule 13D, as amended, filed with the Securities and Exchange Commission, the four members of this group have shared voting and dispositive powers with respect to all shares beneficially owned by them.

         The following table sets forth as of March 29, 1999, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each director and nominee of the Company for director and each officer whose 1998 salary and bonus exceeded $100,000 ("Executive Officers"), and for all such officers and directors as a group:

                                                                                               Percent
            Name and Address of each Executive Officer             Number of Shares              of
                   and Names of Other Directors                        Owned (1)                Class
         ------------------------------------------------          ----------------             ------
         Norman H. Asbjornson (2)                                     1,125,226(4)               17.9
         2425 South Yukon
         Tulsa, Oklahoma 74107

         Robert G. Fergus (3)                                           108,333(5)                1.7
         2425 South Yukon
         Tulsa, Oklahoma  74107

         William A. Bowen                                               186,910(6)(7)             3.0

         John B. Johnson, Jr.                                            95,000(6)(8)             1.5

         Joseph M. Klein                                                 27,500(9)                (13)

         Thomas E. Naugle                                                47,690                   (13)

         Anthony Pantaleoni                                             230,869(6)(10)            3.7

         Charles C. Stephenson, Jr.                                     233,888(11)               3.7

         Executive Officers and all directors
           as a group (eight persons)                                 2,055,416(12)              31.4


-------------------

(1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.

(2)      Mr. Asbjornson is a director and Executive Officer.

(3)      Mr. Fergus is an Executive Officer of the Company.

(4) Includes 71,000 shares issuable upon the exercise of stock options that are exercisable within 60 days. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him, except for 4,917 shares held by his IRA account and 1,772 shares under the Company's 401(k) plan.

(5) Includes 27,500 shares issuable upon the exercise of stock options that are exercisable within 60 days and 1,403 shares under the Company's 401(k) plan.

(6) Includes 55,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(7) Includes 10,525 shares held by Mr. Bowen's IRA account and 761 shares under the Company's 401(k) plan.

(8) Includes 40,000 shares held for the account of Mr. Johnson under a broker-administered retirement plan.

(9) These shares are issuable upon the exercise of stock options that are exercisable within 60 days

(10) Includes a total of 40,136 shares held by two trusts for the benefit of children of Mr. Pantaleoni, of which his wife is the trustee.

(11) Includes 27,500 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(12) Includes 318,500 shares issuable upon the exercise of stock options that are exercisable within 60 days by all Executive Officers and directors.

(13)     Less than 1%.

         PROPOSAL ONE - ELECTION OF DIRECTORS


GENERAL

         The Board of Directors of the Company currently has seven members. The Company's Bylaws, as amended (the "Bylaws"), divide the Board of Directors into three classes having staggered terms of three years each, with Classes II, III and I having terms expiring at the Annual Meeting of Stockholders in 1999, 2000 and 2001, respectively. The Company's Bylaws, as amended, provides that a stockholder may nominate a director for election at an annual meeting if written notice is given to the Company not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

         It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

NOMINEES

                        CLASS II - TERM TO EXPIRE IN 2002

         NAME                                           AGE     CURRENT POSITION
         ----                                           ---     ----------------


         William A. Bowen ..........................     69     Vice President-Finance and Director
         Anthony Pantaleoni ........................     59     Director

DIRECTORS CONTINUING IN OFFICE

                       CLASS III -- TERM TO EXPIRE IN 2000

         NAME                                           AGE     CURRENT POSITION
         ----                                           ---     ----------------


         Norman H. Asbjornson  .....................     63     President, Treasurer and Director
         John B. Johnson, Jr. ......................     65     Secretary and Director
         Charles C. Stephenson, Jr. ................     62     Director


                        CLASS I -- TERM TO EXPIRE IN 2001

         NAME                                           AGE     CURRENT POSITION
         ----                                           ---     ----------------

         Joseph M. Klein ...........................     67     Director
         Thomas E. Naugle ..........................     60     Director

BIOGRAPHICAL INFORMATION


         Set forth below is a description of the background of each of the Executive Officers and directors and the Company's nominees for directors.

         Norman H. Asbjornson has served as President and Treasurer of the Company since June 16, 1989. He has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2000 annual meeting of stockholders. Mr. Asbjornson also serves as the President and Treasurer of AAON, Inc., an Oklahoma corporation and wholly-owned subsidiary of the Company ("AAON-Oklahoma"), and AAON-Coil Products, Inc., a wholly-owned subsidiary of the Company ("ACP").


         William A. Bowen has served as Vice President-Finance of the Company since July 27, 1989. He has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 1999 annual meeting of stockholders. Mr. Bowen also serves as the Vice President-Finance of AAON-Oklahoma. From 1987 to 1998, Mr. Bowen also was engaged in financial consulting in Tulsa, Oklahoma.

         Robert G. Fergus has served as Vice President of the Company since June 16, 1989. Mr. Fergus also serves as Vice President of AAON-Oklahoma.

         John B. Johnson, Jr. has served as Secretary of the Company since June 16, 1989. He has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 2000 annual meeting of stockholders. Mr. Johnson also serves as the Secretary of AAON-Oklahoma and ACP. Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma since 1961 and is a member of the firm of Johnson, Allen, Jones & Dornblaser, which serves as General Counsel to the Company.

         Joseph M. Klein has served as a director of the Company since 1996 and currently serves in the class of directors whose terms expire at the 2001 annual meeting of stockholders. Since 1974, Mr. Klein has served as President of CCI Corporation, the business of which is truck parts sales and service and original equipment manufacture of heavy duty trucks.

         Thomas E. Naugle has served as a director of the Company since 1998 and currently serves in the class of directors whose terms expire at the 2001 annual meeting of stockholders. Since 1984, Mr. Naugle has served as Chairman of the Board of Directors of Barrett Trailers, Inc., a manufacturer of trailers. From 1985 to present, he has served as Chairman of the Board of Directors and/or President of Naugle & Co., a company engaged in the business of investments. From 1986 to 1996, Mr. Naugle was Chairman of the Board of Directors of Tulsa Winch, Inc., a manufacturer of winches. From 1992 to 1996, he served as President of Hanner, Inc., an equipment leasing company.

         Anthony Pantaleoni has served as a director of the Company since 1989 and currently serves in the class of directors whose terms expire at the 1999 annual meeting of stockholders. Since 1970, Mr. Pantaleoni has been a partner of Fulbright & Jaworski L.L.P. or a predecessor firm in New York, New York. He also serves as a member of the Board of Directors of Universal Health Services, Inc., a publicly held hospital chain, and Westwood Corporation, a publicly held defense contractor.

         Charles C. Stephenson, Jr. has served as a director of the Company since 1996 and currently serves in the class of directors whose terms expire at the 2000 annual meeting of stockholders. Since 1987, Mr. Stephenson has served as Chairman of the Board of Directors of Vintage Petroleum, Inc., a publicly held company engaged in oil and gas production and exploration.

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

         The Board of Directors recommends that Stockholders vote FOR each of the Company's nominees for Directors.


                      PROPOSAL TWO - APPROVAL OF AMENDMENTS
                       OF THE COMPANY'S STOCK OPTION PLAN

         In 1992, the Company adopted a Stock Option Plan (the "Plan") for certain of its directors, officers and employees, and the Plan has since been amended several times. On February 18, 1999, the Company's Board of Directors approved, subject to approval by the Stockholders, further amendments to the Plan, which amendments would, if adopted: (i) increase the number of shares of Common Stock subject to the Plan from 1,000,000 to 1,300,000; (ii) authorize consultants, as well as employees and directors, to receive options under the Plan; and (iii) extend the term of the Plan with regard to non-qualified options granted thereunder to March 11, 2012.


         As of March 29, 1999, outstanding options under the Plan were held by 75 persons, eight of whom are directors and/or officers, 67 of whom are employees only and one of whom is a non-employee consultant (granted on January 11, 1999, for 20,000 shares at $9.875 per share, subject to Stockholder approval of the Plan amendment authorizing grants to consultants), for a total of 735,875 total shares, leaving 110,250 shares (410,250 shares if the 300,000 share increase is approved) for options to be granted in the future (153,875 shares having been issued upon exercise of options).

         As of March 29, 1999, eight directors and/or officers and less than 100 other employees were eligible to participate in the Plan. In addition, if the proposed amendments to the Plan are approved by the Stockholders, then one consultant will be eligible to participate in the Plan.

         The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter is required for approval of the proposed amendments of the Plan.

         The Board of Directors recommends that Stockholders vote FOR approval of the proposed Plan amendments.

         A summary of the material provisions of the Plan, as amended, is set forth below. The statements herein concerning the terms and provisions of the proposed amendments are summaries only and are qualified in their entirety by reference to the full text of the amendments, a copy of which is attached hereto as Appendix A.

         Purpose and Eligibility. The purpose of the Plan is to enable the Company and the Stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company and its subsidiaries. The Board believes that the granting of options under the Plan has fostered and will continue to enhance the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the ongoing profitability and long-term future growth of the Company.

         Key employees of the Company or its subsidiary corporations (including officers or directors who are employees), directors (including non-employee directors) and consultants are eligible to receive grants under the Plan at the discretion of the Committee (defined below).

         Term of the Plan. The Plan became effective as of March 11, 1992, the date on which it was originally adopted by the Board. The Plan will terminate on March 11, 2002, with regard to any Incentive

Stock Options (defined below) granted thereunder, and on March 11, 2012 with regard to non-qualified options granted thereunder, unless sooner terminated by the Board. The rights of optionees under the options outstanding at the time of the termination of the Plan will not be affected solely by reason of the termination and will continue in accordance with the terms of the option as then in effect or thereafter amended.


         Grants of Options. Subject to the provisions of the Plan, the Committee may grant options under the Plan, determine the number of shares covered by each such option and establish the terms and conditions thereof, including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option (an "Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         It is not possible to state the individuals who will receive grants of stock options under the Plan in the future, nor the amount of options which will be granted thereunder (except for the grant of the option to a consultant of the Company for 20,000 shares at $9.875 per share, subject to Stockholder approval). The following table provides information with respect to options granted under the Plan through March 29, 1999.


                           Name and Position                                     Number of Options Granted
-------------------------------------------------------------                    -------------------------
Norman H. Asbjornson, President, Treasurer and Director                                   155,000

Robert G. Fergus, Vice President                                                           27,500

William A. Bowen, Vice President-Finance and Director                                      55,000

John B. Johnson, Jr., Secretary and Director                                               55,000

Joseph M. Klein, Director                                                                  27,500

Thomas E. Naugle, Director                                                                 27,500

Anthony Pantaleoni, Director                                                               55,000

Charles C. Stephenson, Jr., Director                                                       27,500

All officers as a group (four persons)                                                    292,500

All directors who are not officers as a group (four persons)                              137,500

All other employees as a group (67 persons)                                               285,875



         Administration. The Plan is administered by a committee of at least two members of the Board of Directors appointed by the Board (the "Committee"). The current Committee members are John B. Johnson, Jr., Joseph M. Klein and Anthony Pantaleoni, none of whom is an employee of the Company.

         Option Agreements. Each option granted under the Plan is required to be evidenced by a written agreement in a form approved by the Committee. Each such option is subject to the terms and conditions set forth in the option agreement and the Plan.

         Option Price. In the case of an option that is not an Incentive Stock Option, the exercise price must be not less than 85% of the fair market value (determined under the Plan) of a share of Common Stock on the date of grant. In the case of an Incentive Stock Option, the exercise price must be not less than 100% (110% for a "ten percent shareholder") of the fair market value of a share of Common Stock on the date of grant. On March 29, 1999, the closing price of the Company's Common Stock on the Nasdaq National Market was $11.00.

         Exercises of Options. The period during which an option may be exercised is fixed by the Committee and may not exceed 10 years from the date of grant (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder"). No option is exercisable unless the person to whom the option was granted remains in the continuous employment or service of the Company or a subsidiary for at least one year from the date the option is granted. Subject to earlier termination of the option as provided therein, unless the Committee determines otherwise, the option becomes exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a subsidiary following the date of grant:

                 Full Years of Continuous
               Employment/Service Following     Incremental Percentage of     Cumulative Percentage
                      Date of Grant                Option Exercisable         of Option Exercisable
               ----------------------------     -------------------------     ---------------------
                       Less than 1                          0%                           0%
                            1                              20%                          20%
                            2                              20%                          40%
                            3                              20%                          60%
                            4                              20%                          80%
                        5 or more                          20%                         100%

         All options granted to directors and the option granted to a consultant on January 11, 1999, become fully exercisable after a one-year waiting period.

         An option may be exercised by transmitting to the Company: (i) a written notice specifying the number of shares to be purchased; and (ii) payment in full of the purchase price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan is payable in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

         Transferability of Options. No option granted under the Plan is assignable or transferable except by will and/or by the laws of descent and distribution and each such option is exercisable during the optionee's lifetime only by him or her.

         Termination of Employment or Other Service. If an employee ceases to be employed by the Company for any reason other than death or disability (as defined in the Plan), then each outstanding option granted to him or her under the Plan will terminate no later than the date that is three months after the date of termination of employment. Options granted to directors or consultants will terminate on the first anniversary of the date on which the director or consultant, as the case may be, ceases to perform services for the Company. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate no later than the date that is one year after the death of the disabled optionee.

         Adjustments. The Plan provides that the maximum number of shares issuable under the Plan as a whole and to each participant individually, the number of shares issuable upon exercise of outstanding stock options, and the exercise prices of such options are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, sale of assets, merger, consolidation, reorganization or recapitalization. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options thereunder are changed into or exchanged for cash or property or securities not of the Company's issue, the Plan will terminate and all options theretofore granted thereunder will terminate, unless provision is made for the assumption of such options or the substitution for such options with options covering the stock of a successor employer corporation, with appropriate adjustments as to the number and kind of shares and prices. If the unexercised options will terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding will have the right, within a reasonable period of time prior to the consummation of the transaction causing such termination, to exercise (or, in the sole discretion of the Board of Directors, to receive other consideration for) the unexercised portions of their options, including, if the Board so determines, the portions thereof which would, but for this paragraph, not yet be exercisable.

         Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan is subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

         Certain Federal Tax Consequences.

                  Withholding. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by optionees by reason of the exercise of options granted pursuant to the Plan. Optionees must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate.

                  Non-qualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction. Any appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain or loss, depending upon the length of time that the optionee has held the shares.

                  Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition", and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income recognized by the optionee.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

                  Other Tax Matters. If unmatured installments of options are accelerated as a result of a change of control (see "Adjustments" above), any amounts received from the exercise of a stock option may be included in determining whether or not an optionee has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the optionee on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.


                    PROPOSAL THREE - APPROVAL OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION


         On February 18, 1999, the Board of Directors unanimously approved, subject to the approval of the Stockholders, a proposed amendment to the Company's Articles of Incorporation (the "Proposed Amendment"), and recommended that the Proposed Amendment be submitted to the Stockholders for their approval at the Annual Meeting. The Proposed Amendment would limit the personal liability of the Company's directors to the fullest extent permitted by the Nevada General Corporation Law (the "NGCL").


         The Proposed Amendment is consistent with the NGCL which the Company believes, among other things, encourages qualified individuals to serve as directors of Nevada corporations by permitting such corporations to include in their articles of incorporation a provision limiting or eliminating directors' personal liability for damages for breach of certain duties as a director or an officer. An amendment to the articles of incorporation approved by stockholders is required in order for a corporation to effectuate this limitation of liability. The affirmative vote of a majority of the Company's outstanding shares entitled to vote will be required for adoption of the Proposed Amendment. The text of the Proposed Amendment is attached hereto as Appendix B. If approved by the Stockholders, the Amendment will be filed with the Secretary of State of the State of Nevada.


         In performing their duties, directors of a corporation are obligated to exercise their business judgment and to act in good faith and with the degree of care which an ordinarily prudent person in a like position would apply under similar circumstances. Decisions by directors made on an informed basis, in good faith and in the belief that the action taken is in the best interest of the corporation and its stockholders are generally protected by the so-called "business judgment rule," which is to the effect that courts should not question the propriety of such decisions. However, because of the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and officers and the inevitable uncertainties as to the application of the business judgment rule to particular facts and circumstances, directors and officers of a corporation, as a practical matter, rely on indemnity from, and insurance procured by, the corporation they serve for the payment of any such expenses or unforeseen liability. Moreover, a number of other Nevada corporations have included the limitation of director liability in their articles of incorporation in accordance with the NGCL.


         The NGCL permits Nevada corporations, with stockholder approval, to amend their articles of incorporation in order to eliminate or limit the personal liability of directors to a corporation and stockholders for damages arising for breaches of the director's duty as a director or an officer. However, the NGCL does not permit elimination or limitation of the liability of any director for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of the NGCL.

         The Proposed Amendment to the Company's Articles of Incorporation does not reduce the fiduciary duty of a director; it eliminates monetary damage awards to the Company and the Stockholders arising from certain breaches of that duty. It does not affect the availability of equitable remedies, such as the right to enjoin or rescind a transaction based upon a director's breach of fiduciary duty. Adoption of the amendment would not affect a director's liabilities for acts or failures to act prior to the time when the Proposed Amendment becomes effective.

         The Company's present directors are personally interested in, and will personally benefit from, adoption of the Proposed Amendment, and such interest may conflict with the interest of Stockholders. However, the Company's Board of Directors believes that, by reducing the potential risks of personal liability to directors, the Proposed Amendment will enhance the Company's ability to continue to attract and retain highly qualified directors. The Board of Directors believes that the diligence and care exercised by directors stems primarily from their desire to act in the best interest of the Company and not from a fear of damage awards. Therefore, the Board of Directors believes that the level of care and diligence exercised by the directors will not be lessened by adoption of the Proposed Amendment.

         If, after approval by the Stockholders of the Proposed Amendment, the NGCL is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Company would be eliminated or limited to the fullest extent permitted by the NGCL, as so amended, without further amendment of the Proposed Amendment.

         The Board of Directors recommends that Stockholders vote FOR approval of the Proposed Amendment.

                    MEETINGS OF DIRECTORS AND AUDIT COMMITTEE

         The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during 1998, and each Director participated in at least 75% of all Board and applicable committee meetings held during the period, except for Mr. Stephenson.


         The Board of Directors has established an audit committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of the audit committee, its current members and the number of meetings held during 1998 are described below. The Board of Directors does not have a standing nominating or compensation committee; however, the Board of Directors does have a committee that administers the Company's Stock Option Plan. See "Proposal Two - Approval of Amendments of the Company's Stock Option Plan."


         The Audit Committee provides the opportunity for direct communications between the independent public accountants and the Board of Directors. The Audit Committee meets with the certified public accountants to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are currently Messrs. Johnson, Klein and Pantaleoni. The Audit Committee met once during fiscal year 1998.

                             EXECUTIVE COMPENSATION

         Compensation. The following table sets forth information as to the compensation of the Executive Officers of the Company whose annual salary and bonus has exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                      Annual Compensation             Compensation
                                             --------------------------------------   ------------
                                                                           Other       Securities
         Name and                                                         Annual       Underlying       All Other
    Principal Position          Year          Salary        Bonus      Compensation   Options/SARs    Compensation
   -------------------          ----         --------       -----      ------------   ------------    ------------
   Norman H. Asbjornson         1998         $132,000        $100         $1,729(1)     70,000(2)      $ 30,518(3)
        President

                                1997         $132,000        -0-          $1,413(1)      -0-           $ 25,564(3)

                                1996         $132,000        -0-            $739(1)      -0-           $ 18,788(3)

     Robert G. Fergus           1998         $104,898        $100         $1,729(1)      -0-           $  4,254(4)
      Vice President

                                1997         $103,500        -0-          $1,413(1)      -0-           $  3,182(4)

                                1996         $100,292        -0-            $739(1)      -0-           $  1,882(4)



------------------

(1) A per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma.

(2)      Granted under the Company's Stock Option Plan.


(3) Includes (i) contribution to the Company's 401(k) plan by the Company in the amounts of $5,067, $4,002 and $1,993 for the years 1998, 1997 and 1996, respectively, and (ii) the estimated dollar value of the benefit to the executive officer from premiums paid by the Company on a reverse split dollar insurance policy on the life of the executive in the amounts of $25,451, $21,562 and $16,795 for the years 1998, 1997 and 1996, respectively.


(4)      Contribution to the Company's 401(k) plan by the Company.

         Stock Options. The following table sets forth information concerning stock options granted during 1998 by the Company to the Executive Officers. No stock options were exercised by any Executive Officer, nor were any options held by Executive Officers "repriced" during the past year.


                    OPTIONS/SARs GRANTED IN LAST FISCAL YEAR

                                                % of Total
                               Securities      Options/SARs
                               Underlying       Granted to     Exercise or
                              Options/SARs    Employees in     Base Price                           Grant Date
       Name                     Granted         Fiscal Year    per Share     Expiration Date     Present Value(3)
--------------------          ------------    -------------    ---------     ---------------     ----------------
Norman H. Asbjornson             20,000             6.86       $7.625             (1)                $ 93,200

Norman H. Asbjornson             50,000            17.15       $ 9.00             (2)                $175,000


-----------------

(1) Exercisable at the rate of 20%, cumulative, per year after January 16, 1999 (and until January 16, 2008).

(2) Exercisable at the rate of 20%, cumulative, per year after December 28, 1999 (and until December 28, 2008).

(3) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the options to purchase 20,000 shares at an exercise price of $7.625 were: stock price volatility - 47.39%, expected life - eight years, interest rate - 5.83% and dividend yield - 0%. The assumptions used in the valuation of the options to purchase 50,000 shares at an exercise price of $9.00 were: stock price volatility - 42.46%, expected life - eight years, interest rate - 4.38% and dividend yield - 0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the vesting period and the option term.


         The following table provides information on the value of each Executive Officer's unexercised in-the-money options to acquire Common Stock at December 31, 1998.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                       Number of Securities   Value of Unexercised
                                                                            Underlying            In-the-Money
                                                                       Unexercised Options/      Options/SARs at
                                                                        SARs at FY-End (#)         FY-End ($)
                          Shares Acquired On                                Exercisable/          Exercisable/
         Name                Exercise (#)         Value Realized ($)       Unexercisable        Unexercisable (1)
  --------------------    ------------------      ------------------   --------------------    -------------------
  Norman H. Asbjornson              -                     -               71,000 / 84,000      $338,717 / $115,792
    Robert G. Fergus                -                     -                  27,500/-              $223,383/-


---------------------

(1) Calculated based on the difference between the Nasdaq National Market closing price of Common Stock on December 31, 1998 of $9.313 and the exercise price of the option.

         Compensation of Directors. Directors of the Company are paid a fee of $1,500 per board meeting attended and they are reimbursed for out-of-pocket expenses incurred for attendance at such meetings. In addition, the Company has granted persons who are newly elected Directors of the Company an option to purchase 27,500 shares of the Company's Common Stock which options fully vest on the first anniversary of the date of grant.

                        REPORT ON EXECUTIVE COMPENSATION

         General. The entire Board of Directors is responsible for (i) oversight and administration of executive compensation, (ii) review of the Company's overall compensation program and (iii) administering the Company's Stock Option Plan. However, Messrs. Asbjornson and Bowen abstain from voting on their compensation.

         Compensation Process and Philosophy. There are two major components to the Company's executive officer compensation: (i) base salary and (ii) option grants. The process used by the Board of Directors in determining executive compensation levels for these components has been based upon the Board of Directors' subjective judgment of qualitative and quantitative factors. No specific weights have been previously assigned to the qualitative and quantitative factors in determining the compensation levels for these components, and grants of options are not issued each year. The Board of Directors considers the recommendation of the Company's President with respect to the compensation level of the Company's executive officers, including the President. The Board of Directors ultimately determines the level of compensation for each of the Company's executive officers. The Board of Directors believes that compensation for the Company's employees, including the executive officers, must be in amounts sufficient to attract, retain and motivate key employees, while at the same time maintaining a close relationship to the Company's financial performance. The Board of Directors believes compensation decisions should be tied to individual performance and designed to encourage and reward employees for creating stockholder value. In addition, executive officers should have a significant portion of their total compensation opportunity at risk, i.e., stock options. The Company's compensation philosophy is based on the following general principles: (i) employee compensation should reflect the financial success of the overall Company and individual performance and (ii) encourage all employees to invest in the Company's common stock to align their interests with the stockholders' interests in maximizing value.

         Salary. Effective October 1, 1992, Mr. Asbjornson's salary was set (and remains) at an annual rate of $132,000, and the Board entered into a $1,000,000 "reverse split dollar" life insurance arrangement with him, pursuant to which the Company pays the portion of the premium attributable to the term insurance cost (determined by Internal Revenue Service "P.S. 58" rates), and is the beneficiary of the full face amount of the policy, and Mr. Asbjornson pays the amount of premium in excess of such insurance cost and is the owner-beneficiary of the greater of the cash value thereof or the amount of all premiums paid by him. Performance factors considered in setting Mr. Asbjornson's current base compensation include having responsibility for establishing overall corporate philosophy and goals, organizing and staffing Company personnel, overseeing implementation of Board directives, financial budgets, marketing strategies, engineering projects and manufacturing methods. His compensation is measured both by progress toward long-term goals and current financial results.

         Mr. Fergus' annual rate of salary was increased from $103,500 to $106,605 effective December 1, 1998. The salary increase was predicated on Mr. Fergus' efforts in reducing direct labor by implementation of improved manufacturing methods and his overall job performance.

         Mr. Bowen's annual rate of salary has been $38,564 since December 1, 1997. Additionally, the Company made 401(k) plan contributions to Mr. Bowen's account totaling $2,264 in 1998.

         Messrs. Asbjornson, Fergus and Bowen also participate in the Company's "profit sharing" plan ($1,729 each in 1998 contributed by the Company, a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma), and Messrs. Asbjornson and Bowen received directors' fees in 1998.

Board of Directors:  Norman H. Asbjornson, William A. Bowen, John B. Johnson,
                     Jr., Joseph M. Klein, Thomas E. Naugle, Anthony Pantaleoni and Charles C. Stephenson, Jr.

                    BOARD OF DIRECTORS INTERLOCKS AND INSIDER
                     PARTICIPATION IN COMPENSATION DECISIONS

         There were no reportable business relationships between the Company (or any other corporation that requires specific disclosure under this heading) and the members of the Board of Directors in 1998.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG AAON, INC., NASDAQ U.S., AND PEER GROUP*


                                    [GRAPH]


    *TOTAL RETURN BASED ON $100 TOTAL INVESTMENT & REINVESTMENT OF DIVIDENDS

-------------------------------------------------------------------------------
          *   AAON, INC.         X   PEER GROUP        O    NASDAQ
-------------------------------------------------------------------------------

                    ASSUMES $100 INVESTED ON JANUARY 1, 1993
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

* The peer group consists of American Standard Companies, Fedders Corp., International Comfort Products Corporation (former, Inter-City Products Corporation), Mestek, Inc., Nortek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for a 1,000 share purchase by Norman H. Asbjornson on December 30, 1998, which was reported on a Form 4 mailed for filing on January 26, 1999.

                           RELATIONSHIP WITH AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                STOCKHOLDER NOTICE OF INTENT TO PRESENT PROPOSALS

     Bay Harbour, a stockholder of the Company, delivered notice to the Company on March 12, 1999 (the "Notice") of its intention to nominate two nominees for election to the Board of Directors at the Annual Meeting and to propose the following amendments to the Company's Bylaws, as amended (the "Bylaws") and made the following statements in support of such proposed amendments.

     "1. To assure that shareholders have an opportunity to elect a new board majority at the 1999 and 2000 Annual Meetings, and to prevent the board from unduly delaying the 2000 annual meeting, the undersigned intends to propose a bylaw amendment that will require that the Company must hold the 2000 annual meeting by May 30, 2000 and must set a meeting date for the 2000 annual meeting by January 31, 2000. Specifically, the undersigned intends to propose that the period be removed from the end of the first sentence of Article II, Section II of the Bylaws and that the following language be inserted immediately after such first sentence:

     '; provided that the annual meeting of stockholders for 2000 shall be held not later than May 30, 2000 and the Board of Directors shall set the date for the 2000 annual meeting and shall give public notice of such date, in each case, on or before January 31, 2000.'

     2. To assure that shareholders have an opportunity to elect a new board majority at the 1999 and 2000 Annual Meetings, the undersigned intends to propose a bylaw amendment to ensure that at least one third of the directors will be elected at the 2000 annual meeting. Specifically, the undersigned intends to propose that the following language be inserted at the end of the existing Article III, Section IA of the Bylaws:

     'If the Board of Directors changes the total number of directors, the Board of Directors shall classify the directors in accordance with the first sentence of this Section 1A; provided that not less than one-third of the number of the whole Board of Directors shall be elected at the annual meeting for the year 2000.'

     3. To allow shareholders more flexibility in exercising their powers in corporate governance matters, the undersigned intends to propose a bylaw amendment to reinstate shareholders' ability to act by written consent. Specifically, the undersigned intends to propose that Article II, Section 10 of the Bylaws be replaced in its entirety with the following language:

     'Any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding the voting power required by law.'

     4. To prevent the Board from interfering with the implementation of the proposals being voted upon by the shareholders at the Annual Meeting, the undersigned plans to introduce a proposal to repeal any bylaws adopted by the Board since March 12, 1999 and a proposal to prevent the Board from making amendments to the bylaws amended by the shareholders by passage of the proposals described in this notice. Specifically, the undersigned intends to propose that a new Section 2 be added to Article VIII of the Bylaws, which would read as follows:

     'Section 2. Any bylaws adopted by the Board of Directors between March 12, 1999 and the date of the adoption of this Section 2 are repealed and are of no force and effect as of the date of the adoption of this Section 2.'

     In addition, the undersigned intends to propose that Article VIII, Section 1 of the Bylaws be amended by removing the period at the end thereof and inserting the following language at the end thereof:

     '; provided, however, that without the approval of stockholders no amendment shall be made to these Bylaws that would have the effect of altering, amending or repealing any of the following sections of these
     Bylaws: Article II, Section 2; Article III, Section 1A; Article II,
     Section 10; Article VIII, Section 1; and
     Article VIII, Section 2.'"

     In accordance with Rule 14a-4(c)(2), the persons named in the enclosed proxy will use their discretionary authority to vote against these proposals if properly presented at the Annual Meeting.


     Bay Harbour has filed revised proxy materials with the Securities and Exchange Commission indicating that it will solicit votes for the election of one instead of two of its nominees to the Board of Directors, for the various Bylaw amendments, and against the Company's proposal to amend the Company's Articles of Incorporation.

     It is the Company's belief that the Notice is part of a plan of Bay Harbour to facilitate its efforts to gain control. The proposals for which Bay Harbour has indicated it will solicit proxies at the Annual Meeting would, if approved by the requisite stockholder votes, result in Bay Harbour having one nominee on the Company's Board of Directors and would result in various Bylaw amendments. In addition, Bay Harbour has stated in its proxy materials filed with the Securities and Exchange Commission that if Bay Harbour is not satisfied with the Company's "progress," Bay Harbour may propose candidates for the three directorships to be filled at the 2000 annual meeting. If Bay Harbour is successful in placing its nominees on the Company's Board of Directors, then by the time of the 2000 annual meeting, Bay Harbour will control the Company. Moreover, Bay Harbour, by proposing various amendments to the Company's Bylaws, is currently seeking changes to the corporate governance of the Company to assist Bay Harbour's ability to gain control of the Company within a relatively short time frame.


     The Board of Directors does not believe that Bay Harbour's attempt to obtain control of the Company is in the best interests of the Stockholders at this time. First, the Board of Directors believes that it has been managing the affairs of the Company in a prudent manner and that the Company is in good financial condition. Second, Bay Harbour has stated in its Schedule 13D, as amended, that it believes that it would be desirable for the Company to explore the possibility of pursuing strategic transactions to enhance stockholder value, and that "such transactions could involve . . . the sale of all or a material part of AAON's assets." The Board of Directors currently does not believe that a sale of the Company's assets is in the best interests of the stockholders. The bottom line is that Bay Harbour has not provided the Company with any specific plans with respect to how Bay Harbour could operate the Company more profitably or otherwise maximize Stockholder value. Bay Harbour has not provided the Company with any information that demonstrates that Bay Harbour's nominee has experience in the Company's industry, whereas the Board of Directors' two nominees have more than a decade of experience in managing the Company. Therefore, the Board of Directors has no information to indicate that Bay Harbour or its nominee could contribute to the value of the Company in any meaningful way.


     Moreover, although the proposed amendment set forth in paragraph 4 above would not cause the repeal of any Bylaws of the Company existing at this time, the effect of this proposed bylaw would be to prevent the Company from amending the Bylaws in any way prior to the Annual Meeting, irrespective of whether such change might be desirable. The Board believes that this limitation on its discretion would be unwise and potentially damaging to your interest as a Stockholder. If the proposed Bylaw is approved, the existing directors, if still in office, will consider taking appropriate action to determine the validity of the proposal.

                  STOCKHOLDER PROPOSALS FOR ANNUAL MEETING 2000


     Stockholder proposals intended to be presented at the 2000 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than December 23, 1999.

     However, a stockholder who otherwise intends to present business at the 2000 Annual Meeting of stockholders, including nominations of persons to the Company's Board of Directors, must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for the Company's Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a stockholder proposal or nomination for the 2000 annual meeting of stockholders, submitted other than pursuant to Rule 14a-8, will be untimely if given before February 25, 2000 or after March 26, 2000. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed between February 25, 2000 and March 26, 2000. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.


                   CERTAIN INFORMATION REGARDING PARTICIPANTS

     The Company and its directors may be deemed to be "participants" as such term is defined by regulations promulgated by the Securities and Exchange Commission. Certain additional information with respect to the Company and its directors is set forth in Appendix C to this Proxy Statement.


                                         By Order of the Board of Directors

                                         /s/ Norman H. Asbjornson



                                         Norman H. Asbjornson
April 22, 1999                           President

                                   APPENDIX A

                                AMENDMENT TO THE
                                   AAON, INC.
                             1992 STOCK OPTION PLAN



I. Paragraph 2 of the AAON, Inc. 1992 Stock Option Plan (the "Plan") is hereby amended to read as follows:

         "2.      SHARES SUBJECT TO THE PLAN.

                  The Company may issue and sell a total of 1,300,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired."

II.  Paragraph 3 of the Plan is hereby amended to read as follows:

         "3.      GRANT OF OPTIONS.

                  Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to directors, including non-employee directors of the Company, and to consultants to the Company. Subject to the provisions of the Plan, the Committee (defined in paragraph 4 below) shall from time to time select the key personnel of the Company and its Subsidiaries to whom options under the Plan will be granted, and shall fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option")."

III. Paragraph 9 of the Plan is hereby amended to read as follows:

         "9.      TERM OF PLAN.

                  The Plan shall be effective as of March 11, 1992, the date on which it was originally adopted by the Board. The Plan will terminate on March 11, 2002, as to Incentive Stock Options granted thereunder and on March 11, 2012, as to non-qualified stock options granted thereunder, unless sooner terminated by the Board. The rights of Optionees under the Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option as then in effect or after amended."

                                   APPENDIX B

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION


PROPOSED ADDITION OF A NEW ARTICLE XIV TO THE COMPANY'S ARTICLES OF
INCORPORATION.

                                   ARTICLE XIV

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law. If the Nevada General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   APPENDIX C

                        ADDITIONAL INFORMATION CONCERNING
                     PARTICIPANTS IN THE PROXY SOLICITATION

     Set forth below are the name and business address of each of the participants (except the Company) in the solicitation made pursuant to this Proxy Statement.

                                    Norman H. Asbjornson
                                    AAON, Inc.
                                    2425 South Yukon
                                    Tulsa, Oklahoma 74107

                                    William A. Bowen
                                    1484 Wallace Pate Drive
                                    Georgetown, South Carolina 29440

                                    John B. Johnson, Jr.
                                    Johnson, Allen, Jones & Dornblaser
                                    900 Petroleum Club Building
                                    601 South Boulder
                                    Tulsa, Oklahoma 74119

                                    Joseph M. Klein
                                    CCI Corporation
                                    P.O. Box 582800
                                    Tulsa, Oklahoma 74158

                                    Thomas E. Naugle
                                    2739 East 69th Place
                                    Tulsa, Oklahoma 74136

                                    Anthony Pantaleoni
                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103

                                    Charles C. Stephenson, Jr.
                                    Vintage Petroleum, Inc.
                                    4200 One William Center
                                    Tulsa, Oklahoma 74172

     Except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Company, none of the persons participating in this solicitation on behalf of the Company nor any associates of the Company (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement of understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Company, none of the persons participating in this solicitation on behalf of the Company, management's nominees, nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

                      TRANSACTIONS IN SHARES OF AAON, INC.

         The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by the participants during the past two years. No part of the purchase price of any of the shares purchased by the participants as reflected below was represented by borrowed funds or otherwise obtained for the purpose of acquiring or holding such securities.

I.       Transactions in shares of Common Stock by Norman H. Asbjornson.

                                                                   NUMBER OF SHARES OF
                                  DATE                           COMMON STOCK PURCHASED
                                  ----                           ----------------------
                            December 30, 1998                             1,000
                            January 11, 1999                              3,000

         In addition, on July 8, 1998, he disposed of 5,000 shares by gift.

II.      Transactions in shares of Common Stock by John B. Johnson, Jr.

                                              NUMBER OF SHARES OF          NUMBER OF SHARES OF COMMON
                      DATE                  COMMON STOCK PURCHASED                 STOCK SOLD
                      ----                  ----------------------         --------------------------
                September 2, 1997                                                   19,800
                October 27, 1997                         5,610
                                                  (purchased through
                                                 profit sharing plan)
                October 31, 1997                         4,390
                                                  (purchased through
                                                 profit sharing plan)
                December 9, 1997                         5,000
                                                  (purchased through
                                                 profit sharing plan)
                December 10, 1997                        5,100
                                                  (purchased through
                                                 profit sharing plan)

III.     Transactions in shares of Common Stock by William A. Bowen

                                                 NUMBER OF SHARES OF          NUMBER OF SHARES OF COMMON
                       DATE                     COMMON STOCK PURCHASED                 STOCK SOLD
                       ----                     ----------------------        --------------------------
                 March 24, 1999                   3,000 (through the                      3,000
                                                exercise of an option)

IV.      Transactions in shares of Common Stock by Thomas E. Naugle.

         On October 17, 1997, Mr. Naugle disposed of 1,300 shares by gift.

                                   APPENDIX D

                                 FORM OF PROXY


                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

AAON, INC.

2425 South Yukon
Tulsa, Oklahoma 74107


         The undersigned stockholder of AAON, Inc., a Nevada corporation (the "Company"), hereby constitutes and appoints John B. Johnson, Jr., and Joseph M. Klein, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2425 South Yukon Avenue, Tulsa, Oklahoma, on Tuesday, May 25, 1999, at 10:00 a.m. (Local Time), and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3

1.   ELECTION OF DIRECTORS:
         FOR both nominees listed below                             WITHHOLD AUTHORITY

     (except as shown to the contrary below)[ ]            to vote for both nominees listed below[ ]

        William A. Bowen and Anthony Pantaleoni for terms ending in 2002

(INSTRUCTION: To withhold authority to vote for either nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

2.   PROPOSAL TO APPROVE AMENDMENTS TO STOCK OPTION PLAN         [ ]FOR     [ ]AGAINST    [ ]ABSTAIN

3.   PROPOSAL TO APPROVE AMENDMENT OF ARTICLES OF INCORPORATION  [ ]FOR     [ ]AGAINST    [ ]ABSTAIN

4.   THE PROXIES APPOINTED HEREIN WILL USE THEIR DISCRETIONARY AUTHORITY (i) TO
     VOTE AGAINST THE PROPOSALS OF BAY HARBOUR MANAGEMENT, L.C., IF PROPERLY
     PRESENTED AT THE ANNUAL MEETING, AND (ii) TO VOTE IN THEIR BEST JUDGMENT
     UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
     ADJOURNMENT OR POSTPONEMENT THEREOF.

                   (Please sign and date on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH OF THE COMPANY'S NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND, IN THE DISCRETION OF THE PROXIES NAMED HEREIN, AGAINST THE PROPOSALS OF BAY HARBOUR MANAGEMENT, L.C., IF PROPERLY PRESENTED AT THE ANNUAL MEETING, AND IN THEIR BEST JUDGMENT UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF .


     The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 22, 1999.


Dated:____________, 1999             Signature(s):
                                                -------------------------------


                                                -------------------------------


                                     Printed Name:
                                                  -----------------------------

                                     Title:
                                           ------------------------------------


                                     (Please sign exactly as your name appears at left. When shares are held in the names of two or more persons, all should sign individually. Executors, administrators, trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)

                                     PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                     PROXY CARD PROMPTLY, USING THE ENCLOSED
                                     ENVELOPE.

                                   APPENDIX E


                                STOCK OPTION PLAN



                                   AAON, INC.
                             1992 STOCK OPTION PLAN
                       (as amended through March 6, 1997)

                                    PREAMBLE

         A. AAON, Inc., a Nevada corporation (the "Company"), originally adopted the 1992 Stock Option Plan (the "Plan") allowing the Company to issue and sell a total of 1,100,000 shares of its $.001 par value common stock. In September, 1993, the Company declared a 1-for-4 reverse stock split, thereby resulting in 275,000 shares of the Company's $.004 par value common stock (the "Common Stock") being covered by the Plan. In May, 1994, the Plan was amended to increase to 550,000 shares the number of shares authorized under the Plan. In March, 1995, the Company declared a 10% stock dividend, thereby resulting in the current 605,000 shares of the Company's $.004 par value stock being subject to the Plan.

         B. On March 6, 1997, the Board of Directors of the Company (the "Board") approved further amendments to the Plan, which amendments (i) increase the number of shares of Common Stock subject to the Plan from 605,000 to 1,000,000; and (ii) make the Plan consistent with recently adopted amendments to Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act, resulting in the deletion of any references in the Plan to distinctions between options granted exclusively to directors (the so-called "Plan A Options") and all other options (the so-called "Plan B Options"), which amendments are subject to approval of the shareholders at their annual meeting on May 29, 1997.

         C. As amended, the terms of the Plan are as set forth below.

1.       PURPOSE.

                  The purpose of this Plan is to enable the Company and its stockholders to secure the benefits of common stock ownership, or increased ownership, by key personnel of the Company and its subsidiaries. The Board believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

2.       SHARES SUBJECT TO THE PLAN.

                  The Company may issue and sell a total of 1,000,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired.

3.       GRANT OF OPTIONS.

                  Options may be granted under the Plan to present or future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and to directors, including non-employee directors of the Company. Subject to the provisions of the Plan, the Committee (defined in paragraph 4 below) shall from time to time select the key personnel of the Company and its Subsidiaries to whom options under the Plan will be granted, and shall fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

4.       ADMINISTRATION.

                  The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. The Committee members appointed effective March 6, 1997, are Richard E. Minshall, Anthony Pantaleoni and John B. Johnson, Jr., none of whom is an employee of the Company.

                  Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

                  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or failure to act in connection with the Plan, unless arising out of such person's own fraud or bad faith.

                  The Committee may seek and rely on the advice of accountants, legal counsel and other professionals as it deems necessary or advisable for the operation and administration of the Plan. The fees of any such professionals shall be borne by the Company.

                  Notwithstanding the authority delegated above to the Committee, any action which may be taken by the Committee with respect to the administration of the Plan, including the granting of any option thereunder, may also be taken by the Board of Directors, and each reference to actions taken or authority exercised by the Committee hereunder shall be deemed to include actions which may be taken or authority which may be exercised by the Board.

5.       TERMS AND CONDITIONS OF OPTIONS.

                  Each option granted under the Plan shall be evidenced by a written agreement in a form approved by the Committee. Each such option shall be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

                  1. Option Price. In the case of an option which is not treated as an Incentive Stock Option, the purchase price per share shall not be less than 85% of the fair market value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the purchase price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted [110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")]. For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or, if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

                  2. Option Period. The period during which an option may be exercised shall be fixed by the Committee and shall not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

                  3. Exercise of Options. No option shall be exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year from the date the option is granted. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a Subsidiary following the date of grant:

           Full                   Incremental               Cumulative
    Years of Continuous          Percentage of            Percentage of
        Employment                  Option                    Option
          Service                 Exercisable              Exercisable
         -----------              -----------              -----------
         Less than 1                    0%                       0%
             1                         20%                      20%
             2                         20%                      40%
             3                         20%                      60%
             4                         20%                      80%
          5 or more                    20%                     100%

                           All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option shall be for less than 100 shares. An option may be exercised by transmitting to the Company: (1) a written notice specifying the number of shares to be purchased; and
                           (2) payment in full of the purchase price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Committee are made with respect to the satisfaction of such withholding obligations).



                  4. Payment of Option Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

                  5. Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). Upon receipt of full payment, the Company shall notify its Transfer Agent and the Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the holder of the option as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the holder as soon as practicable after payment of the option price in full. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  6. Transferability of Options. No option granted under the Plan shall be assignable or transferable except by will and/or by the laws of descent and distribution; and each such option shall be exercisable during the optionee's lifetime only by him or her.

                  7. Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan shall terminate on the date three months after the date of such termination of service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan shall terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" shall mean the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

                  8. Incentive Stock Options. In the case of an Incentive Stock Option granted under the Plan, at the time the option is granted, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

                  9. Changes in Capital Stock. In the event of a stock dividend or in the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then appropriate adjustments will be made to the number, nature and/or purchase price of the shares which may be issued under the Plan or purchased under an outstanding option. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, the Plan shall terminate and all options theretofore granted hereunder shall terminate, unless provision is made for the assumption of such options or the substitution for such options with options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. If the unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, within a reasonable period of time prior to the consummation of the transaction causing such termination, to exercise (or, in the sole discretion of the Board, to receive other consideration for) the unexercised portions of their options, including, if the Board so determines, the portions thereof which would, but for this paragraph, not yet be exercisable.

                  10. Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any condition relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                  11. Legend on Certificates. The certificates representing shares acquired upon exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company's

                           Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the federal or any state securities laws.

6.      AMENDMENT AND TERMINATION OF THE PLAN.

                  The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

7.       NO RIGHTS CONFERRED.

                  Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

8.      GOVERNING LAW.

                  The Plan and each option agreement shall be governed by the laws of the State of Nevada.

9.       TERM OF THE PLAN.

                 The Plan shall be effective as of March 11, 1992, the date on which it was originally adopted by the Board. The Plan will terminate on March 11, 2002, unless sooner terminated by the Board. The rights of optionees under the options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option as then in effect or thereafter amended.